Conference Call and Webcast
First Quarter 2011
www.3dsystems.com NASDAQ:TDSC

Company Confidential

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Company Confidential

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Company Confidential

Forward Looking Statements
This presentation contains forward-looking statements, as defined by federal and state securities laws. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as ''may,'' ''will,'' ''should,'' “hope,'' "expects,'' ''intends,'' ''plans,'' ''anticipates,''
"contemplates," ''believes,'' ''estimates,'' ''predicts,'' ''projects,'' ''potential,'' ''continue,'' and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-
looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-
looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System’s actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K which was filed on February 17, 2011. These are available at
www.SEC.gov.

Operating Results
Abe Reichental, President & CEO
www.3dsystems.com NASDAQ:TDSC

Company Confidential

First Quarter 2011 Highlights

Financial Review
Damon Gregoire, Senior Vice President & CFO
www.3dsystems.com NASDAQ:TDSC

Company Confidential

First Quarter 2011
2010
2010
2010
110%
Across-The-Board Revenue Growth
$ in millions
52%
103%
15%
9%
$ 4.0
$ 8.4
$ 4.7
$ 5.1
$ 9.2
$ 18.8
$ 13.6
$ 15.6
$ 4.1
$ 6.2
2010

Company Confidential

First Quarter

Drivers	2011	2010	% Change Favorable/(Unfavorable)
Revenue	$ 47.9	$ 31.6	51%
Gross Profit	$ 23.2	$ 14.3	62%
% of Revenue	48%	45%
Operating Expenses	$15.8	$11.7	(35%)
% of Revenue	33%	37%
Net Income	$6.8	$2.0	238%
% of Revenue	14%	6%
Depreciation & Amortization	$2.4	$1.5	(60%)
% of Revenue	5%	5%
Diluted Earnings Per Share	$0.28	$0.09	211%
$ in millions, except earnings per share
-Percents are rounded to nearest whole number
First Quarter 2011 Operating Results

Company Confidential

Factors Affecting Earnings Per Share
• Legal costs reduced EPS by 7 cents per share for the quarter
• As anticipated, the negative impact from V-Flash® activity decreased and did not affect our reported EPS for the quarter
Future performance may result in release of portions of our valuation allowance on deferred tax assets. We expect to periodically evaluate the timing and amounts of future releases of valuation allowances as required.

Company Confidential

Revenue Categories
Geography
First Quarter Revenue by Category & Geography
Asia Pacific
2010
2010
2011
2011

Company Confidential

First Quarter

Category	2011		2010		Yr-Yr%
	$ Millions	Gross Profit Margin	$ Millions	Gross Profit Margin	$	Margin
Printers	$5.5	41%	$ 3.1	36%	75%	13%
Print materials	$9.9	63%	$ 8.3	61%	20%	5%
Services(1)	$7.8	42%	$ 2.9	32%	167%	31%
Total	$23.2	48%	$ 14.3	45%	62%	7%
Q210
45.4%
Q4-10
48.2%
Q1-11
48.4%
First Quarter Gross Profit and Margin

Company Confidential

First Quarter

Category	2011	2010	% Change Favorable (Unfavorable)
Selling, general & administrative	$13.0	$ 9.2	(42%)
Research and development	$2.8	$ 2.5	(13%)
Total Operating Expenses	$15.8	$ 11.7	(35%)
% of Revenue	33%	37%	11%
- Columns may not foot due to rounding
• Total operating expenses increased primarily due to:
 • Higher commissions from increased revenue
 • Cost from additional acquisitions made during the quarter
 • Legal expenses of $1.7 million primarily due to litigation concentration and timing
• Selling, general & administrative expenses decreased to 27% of revenue for the quarter from 29% in the first quarter of 2010
• Research & development expenses decreased to 6% of revenue in 2011 from 8% of revenue in the 2010 quarter
($ in millions)
First Quarter Operating Expenses

Company Confidential

	March 31, 2011	December 31, 2010	% Change Favorable (Unfavorable)
Cash	$70.8	$ 37.3	90%
Inventory	$ 26.6	$23.8	(12%)
Accounts Receivable	$ 39.3	$ 35.8	10%
Accounts Payable	$ 23.4	$ 26.6	12%
Working Capital	$ 76.5	$ 42.5	80%
• Cash increased $33.5 million from the fourth quarter of 2010, primarily reflecting $54.0 million proceeds from our equity raise and $22.1 million paid in cash for acquisitions during the quarter
• Working capital increased $34.0 million compared to the end of 2010, including a $3.5 million increase in accounts receivable and a $7.5 million decrease in trade accounts payable
• Inventory increased $2.8 million primarily related to timing of inventory purchases and customer deliveries
($ in millions)
Working Capital

Company Confidential

Drivers
Model Ranges
Q1 Actual Results
Revenue
$200.0
$300.0
$ 47.9
Gross Profit
56%
62%
48%
SG&A
23%
20%
27%
R&D
7%
5%
6%
Operating Income
26%
37%
15%
Net Income After Tax*
18%
22%
14%
Depreciation & Amortization
4%
3%
5%
Capital Expenditures
2%
1%
1%
Recurring Revenue
70%
75%
72%
($ millions)
* Net income is inclusive of the estimated fully-burdened tax rate.
- The Company’s current NOLs reduce the cash taxes to the portion relating to the Non-U.S. obligations.
This target model is not intended to constitute financial guidance related to the company’s expected performance. It is based upon management’s current expectations concerning future events and trends and is necessarily subject to uncertainties.
Progress Towards Operating Model

Outlook and Progress
Abe Reichental, President & CEO
www.3dsystems.com NASDAQ:TDSC

Company Confidential

Recent Developments
 We continued to expand our custom parts services by:
 • Acquiring Quickparts® in Atlanta, GA and ATI in Austin, TX
 • Refining operations and optimizing capabilities as required
 We expanded our reseller channel and grew personal and professional printer unit shipments and revenues over the comparable 2010 quarter
 We announced plans to bring additional printer and print material production to Rock Hill and purchased expansion land adjacent to our headquarters
 We grew our healthcare solutions revenue and installed base year over year and remain optimistic about our growth prospects
 We acquired Sycode, a software company in India as a step towards building 3D professional and consumer content tools and as part of our expansion into India. We also acquired Print3D, a startup desktop tools and utilities custom parts services company.
 We strengthened our printer services offerings through the acquisition of NRP

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Revenue Outlook

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Gross Profit and Operating Expenses Outlook

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Bottom Line

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Q&A Session

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www.3dsystems.com NASDAQ:TDSC